As filed with the Securities and Exchange Commission on June 9, 2023.

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

Securities Act of 1933

DIGI INTERNATIONAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	41-1532464
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9350 Excelsior Blvd., Suite 700 Hopkins, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

DIGI INTERNATIONAL INC.
2021 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

James J. Loch

Senior Vice President, Chief Financial Officer and Treasurer

Digi International Inc.

9350 Excelsior Blvd., Suite 700

Hopkins, Minnesota 55343

(Name and address of agent for service)

(952) 912-3444

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☒ Non-accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DIGI INTERNATIONAL INC.

EXPLANATORY NOTE

On January 27, 2023 (the “Effective Date”), the stockholders of Digi International Inc. (the “Company”) approved the amendment and restatement of the Company’s 2021 Omnibus Incentive Plan (as amended, the “Amended Plan”). As provided in the Amended Plan, 3,500,000 shares of common stock, par value $.01 per share (“Common Stock”), are available for issuance under the Amended Plan. In addition, the number of shares of Common Stock available for issuance under the Amended Plan will be increased by the number of shares subject to awards that expire, are forfeited, or are settled in cash (made under the Amended Plan or that were outstanding under the Company’s 2020 Omnibus Incentive Plan, as approved January 29, 2020 (the “2020 Plan”), the Company’s 2019 Omnibus Incentive Plan, as approved February 4, 2019 (the “2019 Plan”), the Company’s 2018 Omnibus Incentive Plan, as approved January 29, 2018 (the “2018 Plan”), the Company’s 2017 Omnibus Incentive Plan, as approved January 30, 2017 (the “2017 Plan”), the Company’s 2016 Omnibus Incentive Plan, as approved February 1, 2016 (the “2016 Plan”), the Company’s 2014 Omnibus Incentive Plan, as approved January 27, 2014 (the “2014 Plan”), the Company’s 2013 Omnibus Stock Plan, as approved January 28, 2013 (the “2013 Plan”), or the Company’s 2000 Omnibus Stock Plan, as amended and restated December 4, 2009 (the “2000 Plan”, and together with the 2020 Plan, the 2019 Plan, the 2018 Plan, the 2017 Plan, the 2016 Plan, the 2014 Plan and the 2013 Plan, the “Prior Plans”)) that expire, are forfeited, or are settled in cash.

Pursuant to General Instruction E of Form S-8 under the Act, this Registration Statement is filed to register the 1,100,000 additional shares of Common Stock being registered for the first time pursuant to the Amended Plan. The Company previously registered 2,400,000 shares of Common Stock for issuance under the Company’s 2021 Omnibus Incentive Plan pursuant to Registration Statements on Form S-8 (File Nos. 333-256288 and 333-264944) filed with the Securities and Exchange Commission on May 19, 2021 and May 13, 2022, respectively. Such Registration Statements are currently effective and the contents thereof are incorporated herein by reference except to the extent that such content is superseded by the items appearing below. Additional shares of Common Stock registered under the Prior Plans may become available for future grants under the Amended Plan if awards made under the Prior Plans that were outstanding on the Effective Date expire, are forfeited, or are settled in cash. Such shares may be registered for issuance under the Amended Plan pursuant to subsequent registration statements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents of the Company, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are, as of their respective dates, incorporated herein by reference and made a part hereof:

(1)	The Annual Report on Form 10-K of the Company for the fiscal year ended September 30, 2022 (File No. 1-34033), which incorporates by reference certain portions of the Company’s definitive proxy statement for its 2023 Annual Meeting of Stockholders;

(2)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above (other than information deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules); and

(3)	The description of the Company’s Common Stock contained in the Registration Statement on Form 8-A (File No. 0-17972) filed on October 5, 1989 under the Exchange Act and all amendments and reports filed for the purpose of updating such description.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all of the securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit	Description	Method of Filing
4(a)	Restated Certificate of Incorporation of the Company, as amended (incorporated herein by reference to Exhibit 3(a) to the Company’s Form 10-K for the year ended September 30, 1993).	Incorporated by Reference
4(b)	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K filed April 30, 2020).	Incorporated by Reference
5	Opinion of Faegre Drinker Biddle & Reath LLP.	Filed Electronically
23(a)	Consent of Faegre Drinker Biddle & Reath LLP.	Contained in Exhibit 5
23(b)	Consent of Grant Thornton LLP.	Filed Electronically
24	Powers of Attorney.	Included with signatures
99(a)	Digi International Inc. 2021 Omnibus Incentive Plan, as amended and restated.	Filed Electronically
107	Filing Fee Table.	Filed Electronically

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minnetonka, State of Minnesota, on June 9, 2023.

DIGI INTERNATIONAL INC.

By	/s/ Ronald E. Konezny
Ronald E. Konezny
President and Chief Executive Officer

We, the undersigned officers and directors of Digi International Inc., hereby severally constitute Ronald E. Konezny and James J. Loch, and each of them singly, as true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Digi International Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 9, 2023:

Signature	Title
/s/ Ronald E. Konezny	President, Chief Executive Officer and Director (Principal Executive Officer)
Ronald E. Konezny
/s/ James J. Loch	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
James J. Loch
/s/ Christopher D. Heim	Director
Christopher D. Heim
/s/ Spiro C. Lazarakis	Director
Spiro C. Lazarakis
/s/ Hatem H. Naguib	Director
Hatem H. Naguib
/s/ Satbir Khanuja, Ph.D.	Director and Non-Executive Chairman of the Board
Satbir Khanuja, Ph.D
/s/ Sally J. Smith	Director
Sally J. Smith